UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2026

LifeStance Health Group, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40478	86-1832801
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 N. Scottsdale Road Suite 2500
Scottsdale, Arizona		85251
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 602 767-2100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	LFST	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On February 25, 2026, LifeStance Health Group, Inc. ("LifeStance Health Group", "LifeStance" or the "Company") issued a press release announcing its results of operations for the fourth quarter and full year ended December 31, 2025. A copy of the press release is furnished as Exhibit 99.1.

The information furnished under Item 2.02 of this Current Report on Form 8-K, including the exhibit, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor shall it be deemed incorporated by reference into LifeStance Health Group's filings with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors' Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2026, Kenneth Burdick, Executive Chairman of the Board of Directors of the Company (the “Board”) announced his planned transition to non-executive Chairman of the Board effective March 16, 2026. Mr. Burdick’s transition is not due to and does not involve any disagreement with management or the Board related to the Company’s operations, policies or practices.

Following the transition, Mr. Burdick will participate in the Company’s standard non-employee director compensation program and will be entitled to receive an annual cash retainer of $200,000 as non-executive chairperson of the Board of Directors of the Company and an annual grant of restricted stock units (“RSUs”) with a grant date fair market value of approximately $500,000 in that capacity.

Item 7.01 Regulation FD Disclosure.

A slide presentation, which includes supplemental information related to LifeStance Health Group, is furnished as Exhibit 99.2. The information furnished under Item 7.01 of this Current Report on Form 8-K, including the exhibit, shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference into LifeStance Health Group's filings with the SEC under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Items.

On February 24, 2026, the Board of Directors of the Company approved a share repurchase program, which authorizes the Company to repurchase up to $100 million of the Company’s outstanding shares of common stock (the “Repurchase Program”). The Repurchase Program does not obligate the Company to repurchase any particular amount of common stock. Stock repurchases under this program may be made at such times, prices, amounts and on such terms as the Company may determine from time to time to be advisable based on a variety of factors such as the market price of the Company’s common stock, the Company’s corporate requirements, other investment opportunities, and the overall market condition, with such repurchases effectuated in the open market or through privately negotiated transactions (including accelerated share repurchase programs), block purchases, or exchange or non-exchange transactions, and using such broker-dealer or broker-dealers as the Company may determine.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Press Release dated February 25, 2026.
99.2	Slide presentation providing supplemental information.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LifeStance Health Group, Inc.

Date:	February 25, 2026	By:	/s/ Ryan McGroarty
Ryan McGroarty Chief Financial Officer and Treasurer (principal financial and accounting officer)